Exhibit 99.B(g)(1)(c)

AMENDMENT AND JOINDER TO

THE MASTER GLOBAL CUSTODIAL SERVICES AGREEMENT

This Amendment and Joinder is made on August 24, 2016 (“Amendment”) by and between, severally and not jointly, (i) Victory Portfolios, Victory Portfolios II, Victory Variable Insurance Funds, and Victory Institutional Funds, each a Delaware Statutory Trust, located in Delaware (each a “Trust”) on behalf of each Fund listed underneath the name of that Trust on the attached Funds Appendix, severally and not jointly (each a “Fund” and collectively, with each Trust, acting on behalf of such Funds, the “Client”), and (ii) Citibank, N.A., acting as global custodian through its offices located in New York (“Custodian”).

RECITALS

WHEREAS, reference is hereby made to that certain Master Global Custodial Services Agreement, dated as of August 19, 2015 (as amended, restated, supplemented or otherwise modified from time to time) (the “Custody Agreement”) by and between (i) the Custodian and (ii) Victory Portfolios, Victory Portfolios II, and the Funds in the then-listed Funds Appendix, (collectively, “Original Client”), together with any other entity who may become a party thereto from time to time pursuant to a separate joinder or amendment;

WHEREAS, Victory Portfolios and Victory Variable Insurance Funds wish to obtain custodial services for each respective New Fund from the Custodian under precisely the same terms and conditions as agreed to between the Original Client and the Custodian under the Custody Agreement; and

WHEREAS, the parties wish to replace the existing Funds Appendix.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1                 ADDITION OF VICTORY PORTFOLIOS FUNDS.

1.1                   The Custodian agrees to provide global custodial services to Victory Portfolios and Victory Variable Insurance Funds, on behalf of each respective New Fund, under and agrees, as of the date hereof, to be bound by the terms, conditions, and provisions of the Custody Agreement as if signed directly and separately between (i) the Custodian and (ii) Victory Portfolios and Victory Variable Insurance Funds, on behalf of each respective New Fund.

1.2                   The following funds are added to the Funds Appendix under “Victory Portfolios” (each a “New Fund”):

1.                        Victory Floating Rate Fund

2.                        Victory Global Natural Resources Fund

3.                        Victory High Income Municipal Bond Fund

4.                        Victory High Yield Fund

5.                        Victory INCORE Investment Quality Bond Fund

6.                        Victory INCORE Low Duration Bond Fund

7.                        Victory RS Global Fund

8.                        Victory RS Growth Fund

9.                        Victory RS International Fund

10.                 Victory RS Investors Fund

11.                 Victory RS Large Cap Alpha Fund

12.                 Victory RS Mid Cap Growth Fund

13.                 Victory RS Partners Fund

14.                 Victory RS Science and Technology Fund

15.                 Victory RS Select Growth Fund

16.                 Victory RS Small Cap Equity Fund

17.                 Victory RS Small Cap Growth Fund

18.                 Victory RS Value Fund

19.                 Victory Sophus China Fund

20.                 Victory Sophus Emerging Markets Fund

21.                 Victory Sophus Emerging Markets Small Cap Fund

22.                 Victory Strategic Income Fund

23.                 Victory Tax-Exempt Fund

1.3                   The following funds are added to the Funds Appendix under “Victory Variable Insurance Funds” (each also a “New Fund”):

1. Victory High Yield VIP Series 2. Victory INCORE Investment Quality Bond VIP Series 3. Victory INCORE Low Duration Bond VIP Series 4. Victory RS International VIP Series	5. Victory RS Large Cap Alpha VIP Series 6. Victory RS Small Cap Growth Equity VIP Series 7. Victory S&P 500 Index VIP Series 8. Victory Sophus Emerging Markets VIP Series

1.4                   Victory Portfolios and Victory Variable Insurance Funds, on behalf of each respective New Fund, each (i) confirms that it has received a copy of the Custody Agreement, Amendment and Joinder dated August 19, 2015, and Amendment and Joinder dated July 18, 2016, (ii) agrees and confirms that, by its execution of this Amendment, each shall (a) be automatically deemed to be a party to the Custody Agreement, separate and independent from the Original Client or any other entity who becomes a party pursuant to any other joinder or amendment and (b) have all of the rights and obligations of a Client thereunder as if it had executed the Custody Agreement as the Original Client, and (iii) ratifies as of the date hereof, and agrees to be bound by, all of the terms, provisions, and conditions contained in the Custody Agreement applicable to it to the same effect as if it was an original party thereto.

1.5                   For the sake of clarity, Victory Portfolios and Victory Variable Insurance Funds, on behalf of each respective New Fund, and the Custodian each hereby makes the representations and warranties required by such party contained in Section 9 of the Custody Agreement as of the date of this Amendment and as if such representations and warranties were applicable to it.

2                 NEW FUNDS APPENDIX. The Funds Appendix is deleted and replaced with the Funds Appendix attached hereto as Exhibit 1.

3                 MISCELLANEOUS.

3.1                   This Amendment and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the jurisdiction of the State of New York.

3.2                   This Amendment supplements and amends the Custody Agreement.  The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Custody Agreement or any provisions of the Custody Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

3.3                   This Amendment and the Custody Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and the Custody Agreement.

3.4                   Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

3.5                   This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

3.6                   In the event the Custody Agreement is terminated between the Custodian and a Client under the Custody Agreement, the Custody Agreement as in effect between the Custodian and the remaining Clients shall continue in full force and effect unless and until either party hereto terminates such agreement in accordance with the terms therein.

3.7                   The terms “Victory Portfolios”, “Victory Portfolios II”, “Victory Variable Insurance Funds” and “Victory Institutional Funds” refer to the trusts created under the Trust Instruments and Amended and Restated Agreement and Declaration of Trust, as amended, as applicable, to which reference is hereby made and copies of which are on file at the office of the Secretary of State of the State of Delaware, such reference being inclusive of any and all amendments thereto so filed or hereafter filed.  The obligations of Victory Portfolios, Victory Portfolios II, Victory Variable Insurance Funds and Victory Institutional Funds entered into in the name or on behalf thereof by any of their Trustees, representatives or agents are not made individually, but in such capacities and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust.  All persons dealing with a Trust or a Fund must look solely to the assets of that Trust or that Fund severally, and not jointly, for the enforcement of any claims against a Trust or Fund.  The Custody Agreement is made by Victory Portfolios, Victory Portfolios II, Victory Variable Insurance Funds and Victory Institutional Funds each on behalf of their Funds listed on the Funds Appendix, severally and not jointly, and the assets of any one Fund or Trust shall not be used to offset the liabilities of any other Fund or Trust.

*              *              *

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

CITIBANK, N.A.		VICTORY PORTFOLIOS ACTING FOR AND ON BEHALF OF EACH FUND, SEVERALLY AND NOT JOINTLY

By:	/s/ Jay Martin	By:	/s/ Christopher K. Dyer

Name:	Jay Martin	Name:	Christopher K. Dyer

Title:	Vice President	Title:	President

VICTORY PORTFOLIOS II ACTING FOR AND ON BEHALF OF EACH FUND, SEVERALLY AND NOT JOINTLY		VICTORY VARIABLE INSURANCE FUNDS ACTING FOR AND ON BEHALF OF EACH FUND, SEVERALLY AND NOT JOINTLY

By:	/s/ Christopher K. Dyer	By:	/s/ Christopher K. Dyer

Name:	Christopher K. Dyer	Name:	Christopher K. Dyer

Title:	President	Title:	President

VICTORY INSTITUTIONAL FUNDS ACTING FOR AND ON BEHALF OF EACH FUND, SEVERALLY AND NOT JOINTLY

By:	/s/ Christopher K. Dyer

Name:	Christopher K. Dyer

Title:	President

A.                                    Victory Portfolios

1.                        Victory Sycamore Established Value Fund

2.                        Victory Ohio Municipal Bond Fund

3.                        Victory Diversified Stock Fund

4.                        Victory Strategic Allocation Fund

5.                        Victory NewBridge Large Cap Growth Fund

6.                        Victory Sycamore Small Company Opportunity Fund

7.                        Victory Special Value Fund

8.                        Victory National Municipal Bond Fund

9.                        Victory INCORE Fund for Income

10.                 Victory INCORE Investment Grade Convertible Fund

11.                 Victory Integrity Discovery Fund

12.                 Victory Integrity Mid-Cap Value Fund

13.                 Victory Integrity Small/Mid-Cap Value Fund

14.                 Victory Integrity Small-Cap Value Fund

15.                 Victory Munder Multi-Cap Fund

16.                 Victory S&P 500 Index Fund

17.                 Victory Munder Mid-Cap Core Growth Fund

18.                 Victory INCORE Total Return Bond Fund

19.                 Victory Munder Small Cap Growth Fund

20.                 Victory Closed Fund Class Action

21.                 Victory Newbridge Global Equity Fund

22.                 Victory Expedition Emerging Markets Small Cap Fund

23.                 Victory Trivalent International Fund—Core Equity

24.                 Victory Trivalent International Small-Cap Fund

25.                 Victory Trivalent Emerging Markets Small-Cap Fund

26.                 Victory Floating Rate Fund

27.                 Victory Global Natural Resources Fund

28.                 Victory High Income Municipal Bond Fund

29.                 Victory High Yield Fund

30.                 Victory INCORE Investment Quality Bond Fund

31.                 Victory INCORE Low Duration Bond Fund

32.                 Victory RS Global Fund

33.                 Victory RS Growth Fund

34.                 Victory RS International Fund

35.                 Victory RS Investors Fund

36.                 Victory RS Large Cap Alpha Fund

37.                 Victory RS Mid Cap Growth Fund

38.                 Victory RS Partners Fund

39.                 Victory RS Science and Technology Fund

40.                 Victory RS Select Growth Fund

41.                 Victory RS Small Cap Equity Fund

42.                 Victory RS Small Cap Growth Fund

43.                 Victory RS Value Fund

44.                 Victory Sophus China Fund

45.                 Victory Sophus Emerging Markets Fund

46.                 Victory Sophus Emerging Markets Small Cap Fund

47.                 Victory Strategic Income Fund

48.                 Victory Tax-Exempt Fund

B. Victory Portfolios II	C. Victory Variable Insurance Funds

1.                        Victory CEMP Global High Dividend Defensive Fund

2.                        Victory CEMP Alternative Strategies Fund

3.                        Victory CEMP US 500 Volatility Wtd Index Fund

4.                        Victory CEMP US Small Cap Volatility Wtd Index Fund

5.                        Victory CEMP International Volatility Wtd Index Fund

6.                        Victory CEMP US 500 Enhanced Volatility Wtd Index Fund

7.                        Victory CEMP International Enhanced Volatility Wtd Index Fund

8.                        Victory CEMP Commodity Enhanced Volatility Wtd Index Strategy Fund

9.                        Victory CEMP Commodity Volatility Wtd Index Strategy Fund

10.                 Victory CEMP Market Neutral Income Fund

11.                 Victory CEMP Long/Short Strategy Fund

12.                 Victory CEMP US EQ Income Enhanced Volatility Wtd Index Fund

1.                        Victory Variable Insurance Diversified Stock Fund

2.                        Victory High Yield VIP Series

3.                        Victory INCORE Investment Quality Bond VIP Series

4.                        Victory INCORE Low Duration Bond VIP Series

5.                        Victory RS International VIP Series

6.                        Victory RS Large Cap Alpha VIP Series

7.                        Victory RS Small Cap Growth Equity VIP Series

8.                        Victory S&P 500 Index VIP Series

9.                        Victory Sophus Emerging Markets VIP Series

D.                      Victory Institutional Funds

1.                        Victory Institutional Diversified Stock Fund